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                                                                   Exhibit 10.15


                       RICHMOND HOUSE (NEWBURY) LIMITED

                                      and

                             EST CORP (UK) LIMITED

                                   AGREEMENT



Date: 18th August 1997

Relating to Office Space at
Richmond House, Bath Road, Newbury, Berkshire
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THIS AGREEMENT is made on the 25th July 1997 between Richmond House (Newbury)
Limited, Bath Road, Speen, Newbury, Berkshire, RG14 1QY (hereinafter called "RH") and EST Corp (UK) Limited, 120 Royall Street, Canton, MA 02021, USA (hereinafter called "the User).

HEREBY it is Agreed as follows:-

1.   During the subsistence of this Agreement:-

     (a) RH will allow the User to have Access to and (in common with all others authorised by RH so far as is not inconsistent with the rights hereby granted and in any event not to the exclusion of RH) and use the office(s) numbered 8 on the 1st floor of RH's Business Centre (hereinafter called "the Centre") Richmond House, Bath Road, Speen, Newbury, Berkshire (hereinafter called "the building" which expression shall where the context so admits or requires include the Centre) which is shown edged red on the plan annexed hereto (hereinafter called "the Office") together with the fixtures and fittings therein details of which are set out in the Second Schedule hereto.

     (b)  RH will provide the following services and facilities to the User:

          (i)   Lighting in the Office

          (ii)  Heating and/or air conditioning in the Office

          (iii) Electric power in the Office

          (iv)  Cleaning of the Office and the windows thereof

          (v) Reception facilities between 08.30 and 18.00 hrs on normal business days including the taking of telephone calls and messages

     (c)  RH will also procure the provision to the User of:

          (i) lavatory and washing facilities for males and females within the said Richmond House including the heating cleaning and lighting thereof

          (ii) access to the Centre over the entrance halls passages corridors landing and stairs forming part of the Building (hereinafter called "the Common Parts") and required for such access

          (iii) heating cleaning and lighting of the Common Parts

          (iv)  cleaning of the windows
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2.   The User shall pay for the use of the Office for the said services and facilities at the rate of (Pounds)1,450.00 (plus vat) per calendar month payable in advance on the 1st day of each month the first payment to be made on the date hereof being a proportion from the date hereof up to the next date for payment hereunder.

3. This Agreement shall commence on the 18/th/ August 1997 and shall continue until the 17/th/ November 1997 (subject to earlier determination as hereinafter provided) and unless RH or the User shall have given not less than one month's written notice to the other determining this Agreement this Agreement shall continue thereafter until determined by not less than one month's written notice given at any time by RH or the User to the other of them.

4. RH may at any time after 17/th/ November 1997 by one month's notice in writing to the User, vary the rate for payment for the use of the Offices and for the said services and facilities by the User to such amount as RH shall in such notice stipulate and as and from the expiration of such notice the rate of payment shall be increased to the amount stipulated and payment shall thenceforth be made accordingly provided that if RH shall serve notice varying the rate for payment in manner aforesaid the User shall have the right within 7 days of receipt of such notice to give notice to RH to determine this Agreement on the date of expiration of RH's notice and if the User shall give such notice of determination this Agreement shall absolutely determine and the User shall cease to use the said offices on the date of expiration of RH's notice but without prejudice to the rights of either party hereto against the other in respect of any outstanding breach of this Agreement.

5. The User shall prior to taking possession of the Office also pay the sum of (Pounds)1,450.00 to RH by way of deposit and such deposit shall be repaid to the User within 28 days of the determination of this Agreement less such amount as may be owing to RH by the User at the date of determination under any of the Clauses hereof or may be required to remedy any breaches by the User of any of his/its obligations herein contained including the cost of redecorating the Office to the extent considered necessary by RH without prejudice to the right of RH to recover any greater amount which may be required for such purposes.

6. RH may make available for the benefit of occupants of the Building such secretarial photocopying and other services or facilities as it shall in its absolute discretion decide (RH being entitled to terminate the provision of such services at any time and for any reason) and the User shall pay a charge to RH for the use thereof calculated by reference to the use thereof made by the User in accordance with rates published from time to time.

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7.   RH shall not be liable to the User nor shall the User have any claim against RH in respect of any failure to provide or procure any of the services or facilities referred to herein whether under paragraph 1 (b) or
     (c) or paragraph 6 due to or by reason of necessary repair or maintenance of any installation or apparatus or damage thereto or destruction thereof by fire, water, act of God or other cause beyond RH's control or mechanical or other defect or breakdown or unavoidable shortage of fuel materials or labour provided that RH shall use its reasonable endeavours to prevent or remedy as soon as reasonably possible such failure.

8.   The User shall be entitled to the exclusive use of:

     (a) telephone number 01635-553016 for all purposes (except for advertising for which the prior consent of RH must be obtained) and the User shall be responsible for all standard British Telecom charges for calls made on that telephone number and

     (b) telephone number 01635-45041 for purposes of facsimile transmission of all documents (save advertising as aforesaid) and the User shall pay a charge to RH for the use thereof calculated in accordance with a rate published by RH from time to time.

9. The User shall be invoiced each month (or at such other intervals as RH may decide) in respect of the telephone charges referred to in paragraph 8 above and its use of all other services and facilities for which payment is not included in the payment to be paid within 7 days of their issue.

10. Without prejudice to any other right or remedy or power herein contained or otherwise available to RH if any payment whatsoever due under the provisions hereof shall become due but shall remain unpaid for a period exceeding 7 days to pay on demand to RH interest thereon at a rate of 4% above the base rate for lending for the time being of Lloyds Bank plc (or such other Bank as RH may reasonably designate) from the date when the same became due and until payment thereof (as well after as before any judgement).

11. The User agrees with RH to observe and perform the obligations and conditions contained in the First Schedule hereto.

12. RH shall be entitled to determine this Agreement in the event of any payment due from the User being in arrears for 7 days whether formally demanded or not or of any breach of the agreements and conditions on the part of the User herein contained remaining unremedied for 14 days after written notice requiring such breach to be remedied has been given by RH to the User or of the User becoming bankrupt or being a company entering into liquidation whether voluntary or compulsory or of the User entering into any

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     composition or arrangement for the benefit of his or its creditors or suffering any distress or execution to be levied on the Users goods.

13. RH and the User mutually acknowledge that nothing contained in this Agreement creates or is intended to create the relationship of Landlord and Tenant between them.

14. The occupation and use of the Office by the User by virtue of this Agreement is non-exclusive and in particular RH reserves the right at its discretion in connection with the management of the Centre to require the User from time to time during the subsistence of this Agreement to move to a different office in the Centre offering comparable space and facilities.

     AS WITNESS the hand of   SIGNATURE ILLEGIBLE   on behalf of Richmond House
                            -----------------------
(Newbury) Limited and  /s/ John Baggott Director & Secy EST CORP (UK) Ltd. on
                       ---------------------------------------------------
behalf of the User

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The First Schedule above referred to

Agreements on the part of the User

1. To use the Office as an office in connection with the User's business and not for any other purpose whatsoever.

2. Not to use the Office for any noxious noisy or offensive trade or business not for any illegal or immoral act or purpose nor for betting or gaming nor to cause or create any nuisance annoyance or disturbance to RH or other occupiers of the Building or parts thereof nor hold any sale or auction nor hold any public meeting therein not keep any livestock thereon.

3.   To observe and perform and conform to all regulations and rules

     (i)  made by RH for the proper management of the Centre and

     (ii) made by the Landlord of the Building for the proper management of the Building and in each case notified by RH to the User from time to time and to ensure that his/its servants agents and visitors observe and conform to the same.

4. Not to introduce any additional fire or heating apparatus into the Office and not to interfere with the heating system therein except by way of controls provided for use by the User.

5. Not to store in the Office any article or substances of a specially combustible inflammable explosive or dangerous nature.

6. Not to do or permit to be done anything whereby any policy of insurance on the Building or any part thereof or the contents thereof may become void or voidable.

7. Not to use any electrical apparatus in the Office except calculators and dictation machines or install his/its furniture and fittings without the prior written consent of RH.

8. Not to make any alterations or additions to the Office nor to any furniture or fittings provided by RH nor to pierce in any way the walls ceilings or floors of the Office.

9. To use the Office in such a manner as not to cause any damage to the walls ceilings or floors thereof or to any of the furniture or fittings provided by RH and to pay to RH on demand the cost of repairing any damage caused.
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10.  Not to assign the benefit of this Agreement (the same being personal to the
     User) nor to sub-licence the Office not to allow any other person to have occupation or share enjoyment or use of the Office

11.  Not to allow the Office to be occupied or used by more than 3 persons.

12. Not to display any placard or sign in or on any part of the Office or the entrance door thereof save in the place indicated by Harvard to display in such place only such placards or signs as shall be approved and prepared by RH (but at the cost of the User).

13. Not to obstruct or permit to be obstructed the Common Parts or the stairways landings or entrance lobbies of the Centre.

14.  Not to darken or obstruct any windows on the Office.

15. Not to bring any safe or heavy article into the Office except with the consent of and in a position designed by RH.

16. To permit RH or its Landlords or the authorised representatives or either of them at all times to inspect clean or decorate and/or carry out works in or on the Office and to enter the Office for all necessary purposes.

17. To pay any Value Added Tax imposed by law upon any sum payable under this agreement or in respect of any services provided by RH to the User.

18. To vacate the Office on the date of determination of this Agreement (howsoever determined).

19. RH shall have a general lien over all property of the User remaining in the Office at the time of termination of this Agreement for payment of all monies whatsoever due by the User to RH under this Agreement and such lien may be enforced by sale by auction or private treaty.

20. If the User shall leave any property in the Office after the determination of this Agreement and shall not have removed the same within 3 working days of notice in writing from RH requiring such removal then RH may on behalf of the User (and RH is hereby appointed by the User to act on their behalf) sell such property and hold the proceeds of sale after deducting the costs of removal storage and sale incurred by it to the order of the User provided that the User will indemnify RH against all costs and claims proceedings and expenses arising out of or in connection with such sale.
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The Second Schedule above referred to

Fixtures Fittings and Furniture in the Offices

Qty 3 Executive Desks
Qty 2 Executive Chairs
Qty 2 Double filing cabinets
Qty 1 Glass fronted unit with double cupboard above
Qty 2 Visitors Chairs